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                                                                    EXHIBIT 99.4
                                 July 23, 2001


Charles A. Hasper, CPA/MBA
47524 Compton Circle
Potomac Falls, Virginia 20165

Dear Chuck:

     On behalf of the Board of Directors (the "Board") of Allied Research Corporation (the "Company"), I am very pleased to offer you the position of Chief Financial Officer of the Company. This letter agreement clarifies and confirms the terms of your employment with the Company.

1.   POSITIONS;  START DATE

     As Chief Financial Officer of the Company, you shall have the duties and responsibilities customarily associated with such position and such duties as may be assigned to you by the Chief Executive Officer and/or the Executive Vice President of the Company. Your office will be at the Company's headquarters, located at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. You agree not to actively engage in any other employment, occupation or consulting activity that conflicts with the interests of the Company. Unless we mutually agree otherwise, you will commence employment on July 30, 2001 (the "Start Date").

2.   SALARY

     Your salary will be $13,333.33 per month ($160,000 annualized), payable monthly in accordance with the Company's standard payroll practice and subject to applicable withholding taxes. Because your position is exempt from overtime pay, your salary will compensate you for all hours worked. Your salary will be reviewed and effective annually by the Board or its Compensation Committee, and any adjustments will be effective as of the date determined by the Board or its Compensation Committee.

3.   STOCK AWARD

     As a one-time "signing bonus", and subject to Board of Directors' approval, you will be granted a stock award of 2,500 shares of Company common stock as of the Start Date. These shares are registered pursuant to an S-8 Registration Statement filed by the Company with the Securities and Exchange Commission.

4.   BONUS

     In addition to your salary, commencing with respect to calendar year 2002 you will be eligible to earn an annual bonus of up to 35% of your base salary if you meet or exceed certain performance standards which will be mutually determined by you and the Chief Executive
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Officer and approved by the Compensation Committee. The performance standards will be mutually determined and approved prior to the beginning of each calendar year. You will be eligible for an annual bonus for any calendar year only if you remain employed with the Company as of December 31 of such calendar year. The bonus will be payable within ten (10) days of the public release by the Company of its financial results for the relevant calendar year. The bonus will be payable, at your election, in cash and/or shares of Company common stock. In the event the shares are subject to any restrictions on transferability, we will agree upon an appropriate discount from the market value of the shares on the date of your receipt of the shares thereby resulting in an increase in the number of shares awarded over the number which would have been awarded on an unrestricted basis. For the August 1 - December 31, 2001 short period, you will be considered for a discretionary bonus based on your performance during such period and the financial results of the Company.

5.   BENEFITS

     You will also be entitled, during the term of your employment, to such employee benefits as the Company may offer from time to time, subject to applicable eligibility requirements.

6.   STOCK OPTION

     As we discussed, our compensation structure is weighted towards equity ownership because we believe we will create the most value for the Company and its shareholders over time by having employees think and act like, and therefore be, owners. To this end, and subject to Board of Directors' approval, you will be granted a five (5) year option to purchase 40,000 shares of Company common stock, which will vest as to 16,000 shares on the first day of August, 2002 and at the rate of 8,000 shares on the first day of August of each of 2003, 2004 and 2005, provided you remain in the employ of the Company on said dates. The options will provide for accelerated vesting upon a Change of Control (as defined below). The strike price will be the fair market value per share of such stock on the last trading day immediately preceding the Start Date. The options will be incentive stock options to the extent permissible under the Internal Revenue Service code and regulations. Your option will be documented by delivery to you of a stock option agreement. The Board (or the Committee) will consider and may in its discretion issue future option grants to you based on your performance, the Company's operating results and other appropriate factors.

     For purposes hereof, the term "Change of Control" means:

          (i) the acquisition (other than by the Company) by any person, entity or "group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors; or

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          (ii)   individuals who, as of the date hereof, constitute the Board
          (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or share exchange, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving company's then outstanding voting securities, (y) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

7.   TERMINATION OF EMPLOYMENT

     Your employment may be terminated at any time by you or by the Company with or without Cause, without prior written notice. This at-will employment relationship cannot be changed except in writing signed by the Chief Executive Officer of the Company or the Chairman of the Compensation Committee. The following matters will provide the Company with justification for termination of your employment with "Cause":

     (a)  your conviction of any act by you of fraud or embezzlement;

     (b) your conviction of any felony involving an act of dishonesty, moral turpitude, deceit or fraud;

     (c) your conviction of any act of dishonesty or misconduct (whether in connection with your responsibilities as an employee of the Company or otherwise) that either materially impairs the Company's business, goodwill or reputation or materially compromises your ability to represent the Company with the public; or

     (d) your material failure to perform your lawful duties to the Company after receiving written notice from the Company describing such failure in reasonable detail.

8.   PAYMENTS UPON TERMINATION OF EMPLOYMENT

     If you terminate your employment or if the Company terminates your employment with or without Cause, the Company will pay you any accrued and unpaid compensation (subject to normal withholding and other deductions) to the effective date of termination of your employment. In addition, if your employment with the Company is terminated by the Company

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without Cause or if you terminate your employment with the Company following (i)
a material adverse alteration or diminution in the nature or status of your authority, duties or responsibilities from those in effect immediately prior to such change, (ii) a reduction in your title of Chief Financial Officer, or (iii) a reduction in your base salary: (a) you will be entitled to receive Severance Pay (as herein defined); (b) you will be entitled to receive Continuing Benefits (as herein defined); and (c) any non-vested stock option which is scheduled to vest as of the next July 1 will vest as of the date of the termination of your employment in an amount equal to the amount scheduled to vest as of said July 1 multiplied by a fraction, the numerator of which shall be the number of days of the then current July 1 - June 30 fiscal year up to and including the date of termination and the denominator of which will be 365. For purposes hereof:
"Severance Pay" means (i) payments equal to your base salary at the time of the termination payable in monthly installments throughout the period ending twelve
(12) months from the date of employment termination; and (ii) an amount equal to the average annual bonus earned by you (whether paid or deferred) for the three most recent annual periods or such shorter period if the termination occurs before you have served for three annual periods (such amount shall be payable within forty-five (45) days after the end of the applicable calendar year); and "Continuing Benefits" means medical, dental, vision, long-term care, life and disability insurance coverage and any SEP entitlement for one (1) year following the termination at levels comparable to that provided immediately prior to your termination (all at the cost of the Company except for any contributions paid by you prior to the termination). Notwithstanding the foregoing, if such termination occurs within twelve (12) months following a Change of Control, the Severance Pay shall be payable, at your election, either in a lump sum within thirty (30) days of the date of employment termination or in periodic payments over a period not to exceed three (3) years.

9.   NON-COMPETITION

     For a one (1) year period from and after termination of your employment for any reason (except if such termination occurs within twelve (12) months following a Change of Control), you shall not engage, directly or indirectly, either on your own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with any business of the Company (or any of its subsidiaries), in the geographic area or areas in which Company (or any of its subsidiaries) is conducting business at the time of termination of your employment, or own more than 5% of any such firm, corporation or other entity. Upon any violation of the foregoing sentence, you will forfeit any remaining amounts payable to you hereunder in addition to any other remedies available to the Company as a result of the violation.

10.  CONFIDENTIALITY

     With your employment comes the responsibility that you will honor any confidentiality agreements you have signed with other entities. If you have any confidential information or trade secrets, written, or otherwise known by you, you agree not to bring them to the Company, and you agree not to use them in any way. You attest that you have not signed a "non-competition" agreement or any other agreement that would prohibit you from working here.

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11.  ADDITIONAL PROVISIONS

     If you would like to defer receipt of any portion of your compensation, we will establish an appropriate plan to effect the deferral.

     The terms described in this letter agreement will be the terms of your employment, and this letter supersedes any previous discussions or offers. Any additions or modifications of these terms would have to be in writing and signed by you and the Chief Executive Officer of the Company or the Chairman of the Compensation Commission.

     The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Delaware (except their provisions governing the choice of law).

     If you agree that this letter agreement evidences our agreement concerning your employment with the Company, please indicate so by signing both copies of this letter retaining one for your files. This offer and all terms of employment stated in this letter agreement will expire if you have not returned a signed copy to me on or prior to July 27, 2001.

     We are very excited about you joining us. I look forward to a productive and mutually beneficial working relationship. Please let me know if I can answer any questions for you about any of the matters outlined in this letter agreement.

                                  Sincerely,

                                  /s/ J. H. Binford Peay, III
                                  ---------------------------

                                  J.H. Binford Peay, III, Chairman of the Board, President and Chief Executive Officer

ACCEPTANCE

I accept employment with Allied Research Corporation under the terms set forth in this letter agreement:



  /s/ Charles A. Hasper
--------------------------
Charles A. Hasper, CPA/MBA

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